UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2016
Date of Report (Date of earliest event reported)

NOVUS ROBOTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7669 Kimbal Street Mississauga, Ontario Canda	L5S 1A7
(Address of principal executive offices)	(Zip Code)

(905) 672-7669
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 8.01. Other Events

On August 26, 2016, Berardino Paolucci, the President/Chief Executive Officer of Novus Robotics, Inc., a Nevada corporation (the “Company”) entered into those certain debt purchase agreements dated August 26, 2016 (each, the “Debt Purchase Agreement”), which Debt Purchase Agreement was consummated on September 2, 2016 with payment of consideration.

It was previously reported and disclosed that the Company had issued: (i) that certain convertible promissory note dated December 15, 2006 in the principal amount of $60,000.00 (the “Treanor Convertible Note”), to Stephen Treanor (“Treanor”), which a portion of the principal and accrued interest in the amount of $36,000 was subsequently settled pursuant to the terms and provisions of that certain settlement agreement dated December 15, 2009 between the Company and Treanor (the “Treanor Settlement Agreement”); (ii) that certain convertible promissory note dated April 15, 2008 in the principal amount of $40,000.00 (the “Boyle Convertible Note”), to Donna Boyle (“Boyle”), which all the principal and accrued interest in the amount of $41,600.00 was subsequently settled pursuant to the terms and provisions of that certain settlement agreement dated December 15, 2009 between the Company and Boyle (the “Boyle Settlement Agreement”); and (iii) that certain convertible promissory note dated December 15, 2006 in the principal amount of $60,000.00 (the “Russell Convertible Note”), to Raymond Russell (“Russell”), which a portion of the principal and accrued interest in the amount of $36,000 was subsequently settled pursuant to the terms and provisions of that certain settlement agreement dated December 15, 2009 between the Company and Russell (the “Russell Settlement Agreement”).

It was further previously disclosed that in accordance with the terms and provisions of that certain share exchange agreement dated January 27, 2012 (the “Share Exchange Agreement”) between the Company and D Mecatronics Inc., a private corporation (“D Mecatronics”) and the shareholders of D Mecatronics (the “D Mecatronics Shareholders”), the Company acquired all of the total issued and outstanding shares of D Mecatronics in exchange for the issuance of shares of its common stock to the D Mecatronic Shareholders and the assignment the Treanor Convertible Note, the Boyle Convertible Note and the Russell Convertible Note to Mr. Paolucci.

Debt Purchase Agreements

As of the date of the Debt Purchase Agreements, the aggregate amount that remained due and owing under the Treanor Convertible Note, the Boyle Convertible Note and the Russell Convertible Note was $39,864.00 (the “Debt”). Mr. Paolucci was the holder of all right, title and interest in and to the Debt due and owing by the Company, which Debt is evidenced on the audited and reviewed financial statements of the Company commencing as filed with the Securities and Exchange Commission.Therefore, two separate unrelated parties entered into a separate Debt Purchase Agreement with Mr. Paolucci for payment of consideration each in the amount of $12,500.00 (each, the “Purchase Price”) and Mr. Paolucci sold and transferred all of his repsecitve right, title and interest, including conversion rights of $0.005 per share, in and to the Debt.

As of the date of this Current Report, the Debt has not been converted.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUS ROBOTICS INC.
DATE: September 6, 2016
	By:	/s/ Berardino Paolucci
	Name:	Berardino Paolucci
	Title:	President/Chief Executive Officer